FOR IMMEDIATE RELEASE

The Oncology Institute Reports First Quarter 2023 Financial Results and Reaffirms Full Year 2023 Guidance
CERRITOS, Calif., May 10, 2023 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three months ended March 31, 2023.
Recent Operational Highlights Include:
•Signed a new value-based contract in California
•Signed our first value-based contract with total cost of care alignment with a primary care partner in Texas
•First gainshare reconciliation in Florida showed greater than 50% referral capture and greater than 30% cost savings
•Patient visits up 17% compared to Q1 2022
•Oral drugs dispensed increased 34% compared to Q1 2022
First Quarter 2023 Financial Highlights
•Consolidated revenue of $76 million, an increase of 38.1% from $55 million compared to the prior year quarter
•Gross profit of $14 million, an increase of 14.4% compared to the prior year quarter, and gross margin of 18.5%, a decrease from 22.3% the prior year quarter
•Net loss of $30.0 million compared to net income of $19.3 million for the prior year quarter
•Basic and diluted (loss) earnings per share of $(0.33) and $(0.33), respectively, compared to $0.22 and $0.21, respectively, for the prior year quarter
•Adjusted EBITDA of $(7.9) million compared to $(5.2) million for the prior year quarter
•Cash, cash equivalents, and investments of $114 million as of March 31, 2023
First Quarter 2023 Results
Management Commentary
Brad Hively, CEO of TOI, commented, "We started the year off strong, with 38% topline growth during the quarter, continuing our positive momentum from the fourth quarter. It was a record setting quarter for Fee-For-Service revenue, Dispensary revenue, Oral drugs dispensed and organic growth, as we made meaningful progress towards refining and optimizing our model in expansion markets, most notably with our organic growth in Florida. Furthermore, the growth in our Dispensary business was driven by our existing dispensaries, supported by our scale in Florida. We are very proud of this growth as it demonstrates extremely strong demand of our model from both patients and payors."
Outlook for Fiscal Year 2023
TOI uses Adjusted EBITDA, a non-GAAP metric, as an additional tool to assess its operational performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception for forward-looking information provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, without unreasonable efforts due to uncertainties regarding taxes, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results. TOI expects interest expense in the range of $4 million to $5 million, other adjustment add backs in the range of $2 million to $4 million, and depreciation and amortization in the range of $4 million to $6 million. TOI is not adding back new clinic startup or acquisition costs for this non-GAAP metric.

2023 Guidance
Revenue	$290 to $320 million, representing approximately 15% to 27% growth over 2022 revenue
Gross Profit	$60 to $70 million
Adjusted EBITDA	$(25) to $(28) million
Value-based lives(1)	1.75 million to 2.0 million lives
(1)     Represents lives under capitation contracts.

TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings during 2023. TOI's outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.
First Quarter 2023 Results
Consolidated revenue for Q1 2023 was $76 million, an increase of 38.1% compared to Q1 2022, and a 6.7% increase compared to Q4 2022.
Revenue for patient services was $50 million, up 43.4% compared to Q1 2022. Growth in patient services revenue was driven by an increase in fee-for-service ("FFS") revenue due to practice acquisitions and an overall increase in clinic count. Dispensary revenue increased 29.8% compared to Q1 2022 due to an increase in the number of filled prescriptions, offset by a slight decrease in the average revenue per filled prescription. Clinical trials & other revenue increased by 17.8% compared to Q1 2022 primarily due to an increase in California Proposition 56 revenue and TOI Clinical Research revenue.
Gross profit in Q1 2023 was $14 million, an increase of 14.4% compared to Q1 2022. The increase was primarily driven by improved cost management of oral and IV drugs and enhanced rebate opportunities. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.
Selling, general and administrative ("SG&A") expenses in Q1 2023 were $29 million or 37.8% of revenue, compared with $30 million, or 54.0% of revenue, in Q1 2022. During Q1 2023, share-based compensation expense was $5 million. The remainder of the increase in SG&A expenses was due to headcount and other costs associated with operating as a public company and supporting revenue growth and expansion into new markets.
Net loss for Q1 2023 was $30.0 million, a decrease of $49 million in income compared to Q1 2022 primarily due to a $38.7 million decrease in the change in fair value of earnout liabilities, as well as a goodwill impairment charge of $16.9 million in Q1 2023 that did not occur in Q1 2022.
Adjusted EBITDA was $(7.9) million, a decrease of $2.7 million compared to Q1 2022, primarily as a result of a decrease in the change in fair value of liabilities and unrealized gains on investments in Q1 2023 that did not occur the same quarter prior year.
Webcast and Conference Call
TOI will host a conference call on Wednesday, May 10, 2023 at 5:00 p.m. (Eastern Time) to discuss first quarter results and management’s outlook for future financial and operational performance.
The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13737891. The replay will be available until May 17, 2023.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.
Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.8 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With 100+ employed clinicians and more than 700 teammates in over 60 clinic locations and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2023 outlook discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or governmental investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet, or to cure any deficiency with respect to, stock exchange listing standards; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and any subsequent Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.
TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, net interest expense, income taxes, non-cash addbacks, share-based compensation, goodwill impairment charges, changes in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, deferred consideration payment for practice acquisition, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net (loss) income, the most comparable GAAP metric, is set forth below.

Adjusted EBITDA Reconciliation
	Three Months Ended March 31,		Change
(dollars in thousands)	2023	2022	$	%
Net (loss) income	$(29,998)	$19,286	$(49,284)	(255.5)%
Depreciation and amortization	1,269	987	282	28.6%
Interest expense, net	1,443	74	1,369	1,850.0%
Income tax expense (benefit)	44	180	(136)	(75.6)%
Non-cash addbacks(1)	141	197	(56)	(28.4)%
Share-based compensation	4,965	8,552	(3,587)	(41.9)%
Goodwill impairment charges	16,867	—	16,867	N/A
Changes in fair value of liabilities	(4,213)	(37,979)	33,766	(88.9)%
Unrealized (gains) losses on investments	(143)	—	(143)	N/A
Practice acquisition-related costs(2)	16	422	(406)	(96.2)%
Post-combination compensation expense(3)	581	—	581	N/A
Consulting and legal fees(4)	585	655	(70)	(10.7)%
Infrastructure and workforce costs(5)	506	953	(447)	(46.9)%
Transaction costs(6)	8	1,444	(1,436)	(99.4)%
Adjusted EBITDA	$(7,929)	$(5,229)	$(2,700)	51.6%
(1)    During the three months ended March 31, 2023, non-cash addbacks were primarily comprised of non-cash rent of $140 and net credit losses of $1. During the three months ended March 31, 2022, non-cash addbacks were primarily comprised of net credit losses of $154 and non-cash rent of $29.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain advisory projects during the three months ended March 31, 2023. During the three months ended March 31, 2022, these fees related to advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.
(5)    Infrastructure and workforce costs were comprised of recruiting expenses to build out corporate infrastructure of $462 and $424, software implementation fees of $29 and $26, severance expenses resulting from cost rationalization programs of $15 and $18, and temporary labor of $0 and $485 during the three months ended March 31, 2023 and 2022, respectively.
(6)    Transaction costs incurred during the three months ended March 31, 2022 were comprised of consulting, legal, administrative and regulatory fees associated with the Business Combination.

Key Business Metrics
	Three Months Ended March 31,
	2023	2022
Clinics (1)	76	67
Markets	15	11
Lives under value-based contracts (millions)	1.8	1.7
Net (loss) income	$(29,998)	$19,286
Adjusted EBITDA (in thousands)	$(7,929)	$(5,229)
(1)    Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)
(in thousands except share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$15,250	$14,010
Marketable securities	40,132	59,796
Accounts receivable, net	45,956	39,816
Other receivables	428	617
Inventories, net	10,254	9,261
Prepaid expenses	6,942	6,918
Total current assets	118,962	130,418
Non-current investments	58,841	58,354
Property and equipment, net	9,846	8,547
Operating right of use assets	24,678	24,494,000
Intangible assets, net	17,228	17,957
Goodwill	4,551	21,418
Other assets	527	477
Total assets	$234,633	$261,665
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,946	$9,372
Current portion of operating lease liabilities	5,639	5,498
Income taxes payable	255	255
Accrued expenses and other current liabilities	12,245	14,595
Total current liabilities	30,085	29,720
Operating lease liabilities	22,251	22,060
Derivative warrant liabilities	207	350
Derivative earnout liabilities	51	803
Conversion option derivative liabilities	642	3,960
Long-term debt, net of unamortized debt issuance costs	82,144	80,621
Other non-current liabilities	765	868
Deferred income taxes liability	82	108
Total liabilities	136,227	138,490
Stockholders’ equity:
Common Stock, $0.0001 par value, authorized 500,000,000 shares; 73,754,609 and 73,265,621 shares issued and outstanding at March 31, 2023 and December 31, 2022	7	7
Series A Convertible Preferred Stock, $0.0001 par value, authorized 10,000,000 shares; 165,045 shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	191,479	186,250
Accumulated deficit	(93,080)	(63,082)
Total stockholders’ equity	98,406	123,175
Total liabilities and stockholders’ equity	$234,633	$261,665

Consolidated Statements of Operations (Unaudited)
(in thousands except share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Patient services	$50,273	$35,057
Dispensary	24,240	18,679
Clinical trials & other	1,679	1,425
Total operating revenue	76,192	55,161
Operating expenses
Direct costs – patient services	42,814	27,378
Direct costs – dispensary	19,145	15,324
Direct costs – clinical trials & other	134	137
Goodwill impairment charges	16,867	—
Selling, general and administrative expense	28,830	29,806
Depreciation and amortization	1,269	987
Total operating expenses	109,059	73,632
Loss from operations	(32,867)	(18,471)
Other non-operating expense (income)
Interest expense	2,650	74
Interest income	(1,207)	—
Change in fair value of derivative warrant liabilities	(143)	1,461
Change in fair value of earnout liabilities	(752)	(39,440)
Change in fair value of conversion option derivative liabilities	(3,318)	—
Gain on loan forgiveness	—	(183)
Other, net	(143)	151
Total other non-operating income	(2,913)	(37,937)
(Loss) income before provision for income taxes	(29,954)	19,466
Income tax expense	(44)	(180)
Net income (loss)	$(29,998)	$19,286
Net income (loss) per share attributable to common stockholders:
Basic	$(0.33)	$0.22
Diluted	$(0.33)	$0.21
Weighted-average number of shares outstanding:
Basic	73,449,132	73,252,365
Diluted	73,449,132	76,247,966

Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(29,998)	$19,286
Adjustments to reconcile net (loss) income to cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	1,269	987
Amortization of debt issuance costs	1,523	—
Goodwill impairment charges	16,867	—
Share-based compensation	4,965	8,553
(Decrease) increase in fair value of liability classified warrants	(143)	1,461
Decrease in fair value of liability classified earnouts	(752)	(39,440)
Decrease in fair value of liability classified conversion option derivatives	(3,318)	—
Unrealized gain on investments	(143)	—
Accretion of discount on investment securities	(920)	—
Deferred taxes	(26)	180
Gain on loan forgiveness	—	(183)
Credit losses	1	154
Loss on disposal of property and equipment	—	14
Changes in operating assets and liabilities:
Accounts receivable	(6,141)	(4,660)
Inventories	(993)	(1,332)
Other receivables	189	(42)
Prepaid expenses	(24)	456
Operating lease right-of-use assets	1,400	942
Other assets	(50)	(11)
Accrued expenses and other current liabilities	(805)	526
Accounts payable	2,574	(2,963)
Current and long-term operating lease liabilities	(1,243)	(909)
Other non-current liabilities	316	—
Net cash, cash equivalents, and restricted cash used in operating activities	(15,452)	(16,981)
Cash flows from investing activities:
Purchases of property and equipment	(1,839)	(1,002)
Purchases of marketable securities/investments	(9,759)	—
Sales of marketable securities/investments	29,999	—
Net cash, cash equivalents, and restricted cash provided by (used in) investing activities	18,401	(1,002)
Cash flows from financing activities:
Payments made for financing of insurance payments	(1,282)	(1,235)
Payment of deferred consideration liability for acquisition	(409)	(409)
Principal payments on financing leases	(18)	(13)
Net cash, cash equivalents, and restricted cash used in financing activities	(1,709)	(1,657)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,240	(19,640)
Cash, cash equivalents, and restricted cash at beginning of period	14,010	115,174
Cash, cash equivalents, and restricted cash at end of period	$15,250	$95,534

Contacts
Media
The Oncology Institute, Inc.
Daniel Virnich, MD
danielvirnich@theoncologyinstitute.com
(562) 735-3226 x 81125

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542
Investors
Solebury Strategic Communications
investors@theoncologyinstitute.com